Exhibit 99.1

February 22, 2022                         Media: Peter Lucht — 781.655.2289
Investors: Kristin Silberberg — 203.900.6854

Citizens Financial Group Closes Acquisition of HSBC East Coast Branches and
National Online Deposit Business
HSBC branches now rebranded as Citizens

PROVIDENCE, RI - Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today announced the closing of its previously announced acquisition of 80 East Coast branches and the national online deposit business from HSBC Bank U.S.A., N.A. (“HSBC”), effective February 18. The acquisition extends Citizens’ physical presence to several attractive markets and adds more than 800,000 new customer accounts, accelerating the bank’s national expansion strategy.

The 80-branch acquisition includes 66 locations in the New York City Metro area, 9 locations in the Mid-Atlantic/Washington D.C. area, and 5 locations in Southeast Florida. The acquired branches have been re-branded as “Citizens.”

“With this acquisition now complete, we look forward to bringing our new customers the full range of Citizens capabilities,” said Bruce Van Saun, Citizens Chairman and Chief Executive Officer. “Combined with our pending acquisition of Investors Bancorp, these new branches will fill an important gap in our retail footprint while giving us a top-10 deposit ranking in the key New York City Metro market.”

Added Van Saun: “We are pleased to welcome more than 500 talented HSBC colleagues to the Citizens family and look forward to additional hiring in areas such as wealth, mortgage, and business banking as we continue to build out our platform and position the bank for further growth.”

Additional information regarding the conversion of HSBC customer accounts can be found at the Citizens HSBC Resource Center.

Cautionary Statement About Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This communication contains “forward looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “pending,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the failure to consummate the Investors Bancorp transaction or to make or take any filing or other action required to consummate any such transaction on a timely matter or at all. These or other uncertainties may cause our actual future results to be materially different from those expressed in our forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K

Citizens Financial Group, Inc.
for the year ended December 31, 2020 as updated by our quarterly reports on Form 10-Q as filed with the United States Securities and Exchange Commission.

About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $188.4 billion in assets as of December 31, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of nearly 3,000 ATMs and more than 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

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